Exhibit 99.1

Shenandoah Telecommunications Company to Acquire Horizon Telcom

EDINBURG, Va., October 24, 2023 (GLOBE NEWSWIRE) -- Shenandoah Telecommunications Company (“Shentel” or the “Company”) (Nasdaq: SHEN) announced today it has entered into a definitive agreement to acquire 100% of the equity interests in Horizon Acquisition Parent LLC (“Horizon” or “Horizon Telcom”) for $385 million (the “Transaction”). Consideration will consist of $305 million in cash and $80 million of Shentel common stock.

Horizon is a leading commercial fiber provider in Ohio and adjacent states serving national wireless providers, carriers, enterprises, and government, education and healthcare customers. Horizon’s unique 7,200 route-mile fiber network is the largest and most dense network across its footprint with over 9,000 on-net locations. Approximately 64% of Horizon’s revenues are derived from their commercial customers. Based in Chillicothe, Ohio, Horizon was founded in 1895 as the incumbent local exchange carrier (“ILEC”) in Ross County, Ohio and rapidly expanded its fiber network over the past 14 years. Most recently, Horizon has pursued a strategy of investing in Fiber-to-the-Home (“FTTH”) in tier 3 & 4 markets in Ohio and currently passes 14,000 homes and businesses with fiber in its ILEC market and 18,000 homes in new, greenfield markets adjacent to its commercial fiber network.

“The acquisition of Horizon is a transformative transaction that we believe will allow us to accelerate our Fiber First strategy by doubling the size of our commercial fiber business and creating a new beachhead for our Glo Fiber business. We now expect to pass 150,000 additional homes with fiber in greenfield markets, targeting 600,000 total passings by the end of 2026,” said Shentel’s President and CEO, Christopher E. French. “We are excited to combine Horizon’s robust fiber network and commercial fiber business with our 9,000 route-mile, multi-state fiber network and accelerate our Glo Fiber expansion. Horizon and Shentel share a similar history and a passion for outstanding local customer service while providing state-of-the-art technologies. We believe our teams’ core competencies will complement one another, translating to a stronger combined business.”

Horizon CEO, Jim Capuano, added “We are proud of the success Horizon has experienced in partnership with Novacap and GCM Grosvenor over the past five years building a leading broadband company in Ohio. The transaction with Shentel creates an exciting opportunity for our customers and the communities we serve to continue to receive best-in-quality broadband service and an opportunity for our employees to continue to be integral contributors to a leading super-regional provider.”

Shentel will host a conference call and webcast at 8:30 A.M. ET on Wednesday, October 25, 2023. The webcast and related materials will be available on Shentel’s Investor Relations website at https://investor.shentel.com/.

For Analysts, please register to dial-in at this link (https://register.vevent.com/register/BI5eb7abc9f08d46078d955b3d1b18735f).

Financial Information

•	Horizon generated $64.7 million in revenues, $12.0 million in net loss and $19.0 million in Horizon Adjusted EBITDA in 2022.[1,2]
•	Shentel anticipates realizing $10 million in estimated annual run-rate synergies[3] within 18 months of closing the transaction.
•	Shentel anticipates realizing $16 million in present value of tax benefits from utilization of $68 million in Horizon Net Operating Loss and $18 million in deferred interest deduction carryforwards.
•	Horizon has been awarded over $57 million in grants from the Ohio Broadband Authority and NTIA (“Government Grant Projects”) to construct fiber to 2,500 unserved homes, expand its middle-mile fiber network across eight underserved counties in Ohio, and increase its network backbone capacity up to 400 Gbps. These projects are expected to be completed by 2028.

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1 The financial results for Horizon in this press release have been derived from audited financial statements prepared by Horizon, without adjustment to conform to the accounting principles and methodologies used by Shentel. The accounting policies and methodologies used by Horizon differ in certain respects from those used by Shentel, but Shentel does not believe these differences are material.

2 A reconciliation of Horizon Net Income, the most directly comparable financial measure calculated and reported in accordance with GAAP, to Horizon Adjusted EBITDA and Horizon Adjusted EBITDA net of synergies can be found at the end of this press release under the heading “Non-GAAP Financial Measure.”

3 Includes $9.6 million in run-rate operating expense synergies and $0.6 million in capex synergies.

Transaction Details

•	The Transaction is subject to certain regulatory approvals and other customary closing conditions and is expected to close in the first half of 2024.
•	The purchase price, less present value of tax benefits, represents:
•	12.9x 2022 Horizon Adjusted EBITDA multiple net of synergies[2]
•	Approximately $51,000 per fiber route mile

Financing

•	Shentel intends to fund the Transaction with a combination of existing cash resources, revolving credit facility capacity and an amended and upsized credit facility. The Company has received $275 million in financing commitments from CoBank, Bank of America, Citizens Bank, N.A., and Fifth Third Bank, N.A..
•	GCM Grosvenor (“GCM”), a selling unit holder of Horizon, will exchange its equity interest in Horizon for 4.08 million shares of Shentel common stock with an aggregate value of $80 million based on a reference price of $19.60[4] resulting in GCM owning approximately 7% of Shentel’s fully diluted common shares after the transaction is closed.
•	Shentel has entered into a 7%[5] Participating Exchangeable Perpetual Preferred Stock (“Preferred Stock”) investment agreement with Energy Capital Partners (“ECP”), an existing Shentel shareholder and long-time infrastructure investor, to provide $81 million of growth capital to fund the FTTH network expansion, the Government Grant Projects and general corporate purposes. The dividend can be paid in cash or in-kind at the option of the Company. The Preferred Stock can be exchanged for Shentel common stock at an exchange price of $24.50, a 25% premium to the reference price of $19.60[4], under certain conditions as outlined in the investment agreement. This financing is expected to close in conjunction with the Transaction.
•	The Company plans to raise additional growth capital for the FTTH network expansion, Government Grant Projects and general corporate purposes, which may include exploring strategic alternatives for its tower portfolio.

GCM Managing Director, James DiMola said, “We are excited about the prospects of combining the Shentel and Horizon businesses and see significant operational, strategic and financial merit in the combination. The opportunity to participate as a shareholder in Shentel’s growth strategy is highly attractive and was critical to our support of the transaction.”

ECP Partner, Matt DeNichilo said, “We appreciate the opportunity to increase our investment in and expand our relationship with Shentel. We are long-term infrastructure investors and are a supporter of the Company’s FTTH expansion strategy. We believe the combination with Horizon will create significant value for shareholders. We look forward to working with the Shentel management team in executing their Fiber First strategy.”

Other Information

•	Rothschild & Co acted as sole financial advisor to Shentel and Hunton Andrews Kurth LLP is acting as its legal counsel.
•	Bank Street Group LLC served as exclusive financial advisor to Horizon and Baker Botts LLP is acting as its legal counsel.
•	Houlihan Lokey acted as financial advisor to GCM Grosvenor and Greenberg Traurig, LLP is acting as its legal counsel.

Call Webcast

Date: Wednesday, October 25, 2023
Time: 8:30 A.M. ET

Listen via Internet: https://investor.shentel.com/

A replay of the call will be available for a limited time on the Investor Relations page of the Company’s website.

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4 Reference price of $19.60 was based on the 30 day average VWAP following time Shentel entered into exclusivity with Horizon.

5 Dividend rate is subject to increase if ECP’s Independent Director is not seated on Shentel’s Board after the next annual meeting and the PIK dividend is subject to increase after the fifth and seventh anniversaries of the closing date.

About Shenandoah Telecommunications

Shenandoah Telecommunications Company (Shentel) provides broadband services through its high speed, state-of-the-art cable and fiber optic networks to customers in the Mid-Atlantic United States. The Company’s services include: broadband internet, video, and voice; fiber optic Ethernet, wavelength and leasing; and tower colocation leasing. The Company owns an extensive regional network with over 9,000 route miles of fiber and over 220 macro cellular towers. For more information, please visit www.shentel.com.

About Horizon Telcom

Horizon is a facilities-based fiber-optic broadband service provider based in Ohio and Indiana with expanding services across the Midwest. Operating 7,200 route miles of fiber, Horizon provides high-quality and flexible connectivity solutions to residential, small to large enterprise and wholesale carrier customers. The company’s extensive network offers high-speed Ethernet, Dedicated Internet Access, Hosted Voice and UCaaS, dark fiber, wavelength, data center connectivity services and residential triple play services. Horizon’s long-standing commitment to remarkable customer care underscores its dedication to connecting its customers to their worlds with cutting-edge technology. For more information about Horizon’s brand promise, visit horizonconnects.com.

About GCM Grosvenor

GCM Grosvenor (NASDAQ: GCMG) is a global alternative asset management solutions provider with approximately $76 billion in assets under management across private equity, infrastructure, real estate, credit, and absolute return investment strategies. The firm has specialized in alternatives for more than 50 years and is dedicated to delivering value for clients by leveraging its cross-asset class and flexible investment platform. GCM Grosvenor’s experienced team of approximately 530 professionals serves a global client base of institutional and high-net-worth investors. The firm is headquartered in Chicago, with offices in New York, Toronto, London, Frankfurt, Tokyo, Hong Kong, Seoul and Sydney. For more information, visit: www.gcmgrosvenor.com.

About ECP

Energy Capital Partners (ECP), founded in 2005, is a leading equity and credit investor across energy transition, electrification and decarbonization infrastructure assets, including power generation, renewables and storage solutions, environmental infrastructure and digital infrastructure. The ECP team, comprised of 86 people with over 800 years of collective industry experience, deep expertise and extensive relationships, has consummated more than 100 equity (representing more than $50 billion of enterprise value) and over 20 credit transactions since inception. For more information, visit www.ecpgp.com.

This release contains forward-looking statements about Shentel regarding, among other things, its business strategy, its prospects and its financial position. These statements can be identified by the use of forward-looking terminology such as “believes,” “estimates,” “expects,” “intends,” “may,” “will,” “plans,” “should,” “could,” or “anticipates” or the negative or other variation of these or similar words, or by discussions of strategy or risks and uncertainties. The forward-looking statements are based upon management’s beliefs, assumptions and current expectations and may include comments as to Shentel’s beliefs and expectations as to future events and trends affecting its business that are necessarily subject to uncertainties, many of which are outside Shentel’s control. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved, and actual results may differ materially from those contained in or implied by the forward-looking statements as a result of various factors. A discussion of other factors that may cause actual results to differ from management’s projections, forecasts, estimates and expectations is available in Shentel’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Reports on Form 10-Q. Those factors may include, among others, the ability to obtain the required regulatory approvals and satisfy the closing conditions required for the Transaction, Shentel's ability to obtain the financing for the Transaction, the closing of the Transaction may not occur on time or at all, the expected savings and synergies from the Transaction may not be realized or may take longer or cost more than expected to realize, changes in overall economic conditions including rising inflation, regulatory requirements, changes in technologies, changes in competition, demand for our products and services, availability of labor resources and capital, natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as COVID-19, and other conditions. The forward-looking statements included are made only as of the date of the statement. Shentel undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, except as required by law.

CONTACT:

Shenandoah Telecommunications Company

Jim Volk

Senior Vice President and Chief Financial Officer

540-984-5168

Jim.Volk@emp.shentel.com

Non-GAAP Financial Measure

Horizon Adjusted EBITDA

Shentel defines Horizon Adjusted EBITDA as net income (loss) calculated in accordance with GAAP, adjusted for the impact of depreciation and amortization, interest and loss on extinguishment of debt, other expense (income), net, income tax benefit, transaction, financing and restructuring fees, settlement of legal dispute, stock-based compensation and shareholder management fees. A reconciliation of net income (loss), which is the most directly comparable GAAP financial measure, to Horizon Adjusted EBITDA is provided below.

The financial results for Horizon in this press release have been derived from audited financial statements prepared by Horizon, without adjustment to conform to the accounting principles and methodologies used by Shentel. The accounting policies and methodologies used by Horizon differ in certain respects from those by Shentel, but Shentel does not believe these differences are material.

Shentel and Horizon believe that the presentation of Horizon Adjusted EBITDA provides useful supplemental information that is essential to a proper understanding of the operating results of Horizon's businesses. This non-GAAP performance measure should not be viewed as a substitute for operating results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be similarly named and presented by other companies, including Shentel's calculation of Adjusted EBITDA.

Reconciliation of Horizon’s

Year Ended December 31, 2022
(in thousands)
Net income (loss)	$(12,038)
Depreciation and amortization	14,293
Interest and Loss on extinguishment of debt	18,835
Other expense (income), net	(538)
Income tax benefit	(3,420)
Transaction, financing and restructuring fees	430
Settlement of legal dispute	396
Stock-based compensation	544
Shareholder management fees	511
Horizon Adjusted EBITDA	19,013
Expected synergies[6]	9,600
Horizon Adjusted EBITDA net of synergies	$28,613

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6 The Company expects to realize synergy savings in overlapping back-office systems and resources, as well as excess office space, over the 18 months following closing. The expected savings and synergies are a forward-looking statement and may not be realized or may take longer or cost more than expected to realize.